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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 7, 1997, except as to Notes 6, 7 and 11, which are as of January 29, 1997, appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Price Waterhouse LLP


Chicago, Illinois
September 15, 1997